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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF CERTIFIED DIABETIC SERVICES, INC.





NAME                                         STATE/JURISDICTION OF INCORPORATION
----                                         -----------------------------------

Certified Diabetic Supplies Inc.                       Delaware

CDS Insurance Products, Inc.                           Delaware

CDS Medical Supplies, Inc.                             Delaware

CDS Health Management, Inc.                            Delaware